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                                                                    Exhibit 99

CBS CORPORATION
[logo]


                                                              February 4, 1998


                    CBS CORPORATION WILL HOLD ANNUAL MEETING
                            MAY 6, 1998 IN NEW YORK CITY

     CBS Corporation announced today that it will hold its Annual Meeting on May 6, 1998 in New York City.

     CBS Communications
     212/975-3161